Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement Form F-3 of Urban Tea, Inc. of our report dated October 25, 2019 relating to the consolidated financial statements and schedule of Urban Tea, Inc. as of June 30, 2019, 2018 and 2017, and for each of the years in the three-year period ended June 30, 2019, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Certified Public Accountants

Hong Kong, September 4, 2020